UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2015

CATALENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36587	20-8737688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

(732) 537-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2015, the Board of Directors (the “Board”) of Catalent, Inc. (the “Company”) approved an increase of the composition of the Board to ten members and approved the appointment of Donald E. Morel, Jr. as a director of the Company, effective at the next time the Board convenes, to fill the resulting vacancy. Dr. Morel will serve as a Class I director whose term will expire at the Company’s 2018 annual meeting of stockholders. At this time, Dr. Morel is not expected to serve on any committee of the Board.

Dr. Morel retired in June 2015 as Chairman of West Pharmaceutical Services, Inc. (“West”), a leading manufacturer of packaging components and delivery systems for injectable drugs and healthcare products, a position he had held since March 2003. He also served as West’s Chief Executive Officer from April 2002 until April 2015 and as its President from April 2002 until June 2005. Currently, Dr. Morel serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center. He also serves as a Chairman of the Board of Trustees of the Franklin Institute and is a Trustee of Lafayette College. Additionally, Dr. Morel has been a Director of Integra Life Sciences Holdings Corporation since August 2013. Prior to that, he served as a Director of Kensey Nash Corporation from 2010 until 2012.

Dr. Morel will receive the Company’s standard compensation provided for service on the Board to all Company directors who are employees of neither the Company nor The Blackstone Group L.P. This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and eligibility to receive an annual grant of restricted stock units having a fair market value equal to $140,000. The restricted stock units vest in full after one year of service and are subject to accelerated vesting in the event of a “change of control.” The initial cash retainer and restricted stock unit award to be received by Dr. Morel will be pro-rated accordingly.

In addition, pursuant to our stock ownership policy, Dr. Morel will be required to own shares of our common stock in an amount equal to five times his annual cash retainer. For purposes of this requirement, Dr. Morel’s holdings will include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards and shares held under a deferral or similar plan. Dr. Morel will also be required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligations) until such guidelines are met.

A copy of the press release announcing the approval of Dr. Morel’s Board appointment, effective at the next time the Board convenes, has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.                                                Description

99.1                     Press Release, dated November 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALENT, INC.
Date: November 2, 2015	By:	/s/ STEVEN L. FASMAN
	Name:	Steven L. Fasman
	Title:	Senior Vice President and General Counsel

EXHIBIT LIST

Exhibit No.                                                Description

99.1                     Press Release, dated November 2, 2015.